Exhibit 21

COGNOS INCORPORATED

JURISDICTION OF
SUBSIDIARIES	INCORPORATION

Cognos AB	Sweden
Cognos A/S	Denmark
Cognos Austria GmbH	Austria
Cognos (Barbados) Limited	Barbados
Cognos B.V	The Netherlands
Cognos Corporation	Delaware, USA
Cognos do Brasil Ltda.	Brazil
Cognos España SA	Spain
Cognos Europe Limited	United Kingdom
Cognos France S.A.	France
Cognos GmbH	Germany
Cognos Holdings Inc	British Columbia, Canada
Cognos Hong Kong Ltd.	Hong Kong
Cognos Hungary Asset Management LLC (Kft.)	Hungary
Cognos Ireland	Ireland
Cognos K.K.	Japan
Cognos Limited	United Kingdom
Cognos Norway AS	Norway
Cognos N.V.	Belgium
Cognos OY	Finland
Cognos Pte. Ltd.	Singapore
Cognos Pty Limited	New South Wales, Australia
Cognos Sdn. Bhd	Malaysia
Cognos South Africa (PTY) Ltd	South Africa
Cognos S.p.A	Italy
Cognos (Switzerland) Ltd	Switzerland
Cognos Taiwan Limited	Taiwan
Cognos (UK) Limited	United Kingdom
Adaytum Asia Pacific Pty Limited	Australia
Adaytum KPS Limited	United Kingdom
Adaytum Limited	United Kingdom
Adaytum France SARL	France
APL2000 Inc.	Georgia, USA
Frango AB	Sweden
Frango AG	Switzerland
Frango A/S	Denmark
Frango (Asia Pacific) Pte Ltd	Singapore
Frango France SA	France
Frango GmbH	Austria
Frango GmbH	Germany
Frango Inc.	Illinois, USA
continued...

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JURISDICTION OF
SUBSIDIARIES (continued)	INCORPORATION

Frango Netherlands B.V.	The Netherlands
Frango Nordic AB	Sweden
Frango OY	Finland
Frango UK Limited	United Kingdom
LEX2000 Inc.	Delaware, USA
NoticeCast Software Limited	United Kingdom
Pillar Europe NV	Belgium
Pillar Software Europe BV	The Netherlands
Right Information Systems Limited	United Kingdom
Softa Group Limited	United Kingdom
Softa (Consulting) Limited	United Kingdom
Softa (Software) Limited	United Kingdom
3098000 Nova Scotia Company	Nova Scotia, Canada

All subsidiaries are wholly-owned by Cognos Incorporated, except:

a)	APL2000 Inc. which is wholly-owned by LEX2000 Inc.;

b)	Cognos B.V. which is wholly-owned by Cognos Ireland;

c)	Cognos Corporation which is wholly-owned by Cognos Holdings Inc.;

d)	Cognos Limited which is wholly-owned by Cognos Europe Limited.;

e)	Cognos France S.A., Cognos Austria GmbH, Cognos S.p.A., Cognos (Switzerland) Ltd, Cognos España SA, and Cognos OY which are wholly-owned by Cognos B.V., which in turn is wholly-owned by Cognos Ireland;

f)	Adaytum Limited and Adaytum Asia Pacific Pty Limited which are wholly-owned by Cognos Corporation;

g)	Softa (Consulting) Limited and Softa (Software) Limited which are wholly-owned by Softa Group Limited which, in turn with Adaytum KPS Limited, Adaytum France SARL, and Cognos (UK) Limited are wholly-owned by Cognos Limited; and

h)	Frango Netherlands B.V. and Frango UK Limited which are wholly-owned by Pillar Software Europe BV. All other Frango legal entities, as well as Cognos Hong Kong Ltd, Cognos Norway AS, Cognos Sdn. Bhd., Cognos Taiwan Limited and Pillar Software Europe BV are wholly-owned by Frango AB, which in turn is wholly-owned by Cognos AB.

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